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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Affiliated Managers Group, Inc. of our report dated February 26, 2010 relating to the combined financial statements of Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries, which appears in the Current Report on Form 8-K of Affiliated Managers Group, Inc. dated August 6, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
August 6, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS